Our ref	DLK/629097-000001/6489846v3

Xinyuan Real Estate Co., Ltd.

27/F China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025

People's Republic of China

1 November 2013

Dear Sirs

Xinyuan Real Estate Co., Ltd.

We have acted as counsel as to Cayman Islands law to Xinyuan Real Estate Co., Ltd. (the "Company") in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") in relation to the sale by certain shareholders of the Company of 6,000,000 American Depositary Shares ("ADSs") each representing two common shares of par value US$0.0001 each in the capital of the Company (the "Sale Shares") and up to 12,626,835 ADSs each representing two common shares of par value of US$0.0001 each in the capital of the Company (the "Conversion Shares") issuable upon conversion of a senior convertible note in the aggregate principal amount of US$75,761,009 issued by the Company (the "Note").

We are furnishing this opinion letter as Exhibit 5.1 of the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation of the Company dated 26 March 2007.

1.2	The amended and restated memorandum and articles of association of the Company as adopted on 9 November 2007 and amended by a special resolution passed on 5 December 2008 (the "Memorandum and Articles").

1.3	The minutes (the "Minutes") of the meeting of the board of directors of the Company held on 26 August 2013 (the "Meetings") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 2 September 2013 (the "Certificate of Good Standing").

1.5	A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$50,000 divided into 500,000,000 common shares of US$0.0001 par value each.

3.3	The Sale Shares have been duly authorised, are validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorised, and when allotted and issued upon the conversion of the Note in accordance with the terms thereof and entered in the register of members of the Company, will be validly issued, fully paid and non-assessable.

3.4	The statements under the sections headed "Risk Factors", "Description of Share Capital" and "Enforcement of Civil Liabilities" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

Except as specifically stated in this opinion letter, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the sections headed "Enforcement of Civil Liabilities" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

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Xinyuan Real Estate Co., Ltd.

PO Box 309, Ugland House

Grand Cayman KY1-1104

Cayman Islands

October 31, 2013

To:	Maples and Calder
53rd Floor, The Center
99 Queen's Road Central
Hong Kong

Dear Sirs

Xinyuan Real Estate Co., Ltd. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Minutes are a true and correct record of the proceedings of the Meetings, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Memorandum and Articles. The resolutions set out in the Minutes were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way.

4	The directors of the Company at the date of the Meeting were as follows:

Yong Zhang

Yong Cui

Yuyan Yang

Thomas Wertheimer

Thomas Gurnee

Huai Chen

Hao Yinfei

Omer Ozden

Anthony Walton

5	The directors of the Company at the date of this certificate are as follows:

Yong Zhang

Yong Cui

Yuyan Yang

Thomas Wertheimer

Thomas Gurnee

Huai Chen

Hao Yinfei

Anthony Walton

Steve Sun

6	The authorised share capital of the Company is US$50,000 divided into 500,000,000 common shares of a nominal or par value of US$0.0001 each.

7	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

8	Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Yong Zhang
Name:	Yong Zhang
Title:	Director and Chairman

Signature:	/s/ Huai Chen
Name:	Huai Chen
Title:	Director

Signature:	/s/ Yong Cui
Name:	Yong Cui
Title:	Director

Signature:	/s/ Thomas Gurnee
Name:	Thomas Gurnee
Title:	Director

Signature:	/s/ Yinfei Hao
Name:	Yinfei Hao
Title:	Director

Signature:	/s/ Steve Yanjun Sun
Name:	Steve Yanjun Sun
Title:	Director

Signature:	/s/ Thomas Wertheimer
Name:	Thomas Wertheimer
Title:	Director

Signature:	/s/Anthony Walton
Name:	Anthony Walton
Title:	Director

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